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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 30, 1999



                             VILLAGEWORLD.COM, INC.
             (Exact name of registrant as specified in its charter)


New York                                 0-28058                 11-3137508
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)


620 Johnson Avenue
Bohemia, New York                                                       11716
(Address of principal executive offices)                              (Zip Code)



      Registrant's telephone number, including area code:(631) 218-0700


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                             VILLAGEWORLD.COM, INC.
                                INDEX TO FORM 8-K
                FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                JANUARY 12, 2000


                                ITEMS IN FORM 8-K

                                                                          Page
                                                                          ----
Facing page

Item 5.           Other Events                                             3

Item 7.           Financial Statements and Exhibits                        5

Signatures

Exhibit Index



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Item 5.  Other Events.


         1. On December 29, 1999, the Company issued and sold 15,800 shares of its Class C 6% Cumulative Convertible Preferred Stock, par value $.001 per share (the "Class C Shares"), to accredited investors at a price of $100 per share. The holders of the Class C Shares are entitled to receive dividends at a rate of $6.00 per share per annum, to be paid in cash or in the Company's Common Stock, at the Company's election, payable only when the Class C Shares are converted or redeemed. At the holder's election, each Class C Share is convertible into so many shares of the Company's Common Stock as shall equal $100 plus the accumulated and unpaid dividend on such Class C share divided by the lesser of: (a) $1.404; or (b) the following percentage of the average of the closing bid prices for the Company's Common Stock for the five trading days prior to the date when the holder elects to convert his Class C Shares into the Company's Common Stock:

(i) 70% if such election is made prior to the effective date ("the Effective Date") of the registration statement to be filed by the Company with the Securities and Exchange Commission registering all the shares of the Company's Common Stock to be issued upon conversion of all the Class C Shares, for public offering and sale;

(ii) 82.5% if such election is made after, but not later than six months after the Effective Date;

(iii) 81% if such election is made more than six months after, but not later than nine months after the Effective Date;

(iv) 79% if such election is made more than nine months after, but not later than twelve months after the Effective Date, and

(v) 75% if such election is made more than twelve months after the Effective
Date.

If the Effective Date is later than May 26, 2000 then the percentages in clauses
(ii) through (v) of paragraph (b) shall be reduced by one half of one percent for each full month that elapses after May 26, 2000 until the Effective Date.

         On December 28, 2002, any Class C Shares which have not by then been converted shall be automatically converted without any action on the part of the holder to so many shares of the Company's Common Stock as such holder would receive if he had elected to convert his Class C Shares on that date. Neither the Class C Shares nor the shares of Common Stock into which they may be converted are registered under the Securities Act. The Company has agreed to register the shares of the Company's Common Stock into which the Class C Shares may be converted, for public offering and sale, by filing a registration statement for such shares not later than February 11, 2000, using its best efforts to have such


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registration statement declared effective not later than April 26, 2000, and keeping such registration statement effective until December 28, 2001.

         The Company has the right to redeem all (but not some) of the then outstanding Class C Shares at any time after the Effective Date, upon 30 days prior written notice to the Class C shareholders at a redemption price per share payable in cash equal to:

(i) if the election to redeem is made at any time not later than six months after the Effective Date, $117.50 plus accrued and unpaid dividends;

(ii) if the election to redeem is made more than six months after, but not later than nine months after the Effective Date, $119.00 plus accrued and unpaid dividends;

(iii) if the election to redeem is made more than nine months after, but not later than twelve months after the Effective Date, $121.00 plus all accrued and unpaid dividends, and

(iv) if the election to redeem is made more than twelve months after the Effective Date, $125.00 plus all accrued and unpaid dividends.

         In the event of a liquidation or dissolution of the Company as a result of which the Company's assets are to be distributed to its shareholders, such assets shall be distributed first to holders of the Class C Shares at the rate of $100 per share plus all accumulated but unpaid dividends thereon, before distribution of any such assets to any holders of the Common Stock or the Class B Preferred Stock, and such payments to the holders of the Class C Shares shall be in full redemption of those shares.

         The holders of the Class C Shares are not entitled to vote on matters submitted for approval by the holders of the Common Stock shareholders.

         2. At a meeting of the Company's stockholders held on December 30, 1999, the stockholders voted to:

              (a)      change the Company's name to VillageWorld.com, Inc. and

              (b) increase the number of shares of its common stock that the Company is authorized to issue from 25,000,000 shares to 200,000,000 shares.



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ITEM 7.  Financial Statements and Exhibits

EXHIBIT
NUMBER
------
(a)      Financial Statements. Not Applicable

(b)      Exhibits

3.1      Certificate of Amendment to the Certificate of Incorporation of the Company
         filed on December 29, 1999 (1)

3.2      Certificate of Amendment to the Certificate of Incorporation of the Company
         filed on December 31, 1999 (1)

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(1)      Filed herewith.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2000                           VILLAGEWORLD.COM, INC.



                                                  By:/s/ Peter Keenan
                                                     --------------------------
                                                     Peter Keenan
                                                     President




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EXHIBITS

EXHIBIT
NUMBER
------
3.1      Certificate of Amendment to the Certificate of Incorporation of the Company
         filed on December 29, 1999 (1)

3.2      Certificate of Amendment to the Certificate of Incorporation of the Company
         filed on December 31, 1999 (1)

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(1)      Filed herewith.



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